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                                                                    EXHIBIT 4.2

                    THIRD AMENDED REGISTRATION RIGHTS AGREEMENT

                                                              February 22, 2000

To each of the Investors in the Series A, Series B and Series C Convertible Preferred Stock of Pixelworks, Inc. listed on
Exhibit A hereto (the "Investors"), the Purchasers of the Series D Convertible Preferred Stock of Pixelworks, Inc. that execute a counterpart signature page hereto (the "Purchasers") and to the Founders of Pixelworks, Inc.

Dear Sir or Madam:

       This will confirm that Pixelworks, Inc., an Oregon corporation (the "Company") covenants and agrees with each of you as follows:

       1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

       "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

       "Common Stock" shall mean the Common Stock, $.001 par value, of the Company, as constituted as of the date of this Agreement.

       "Conversion Shares" shall mean shares of Common Stock issued or issuable
(i) upon conversion of the Preferred Stock, and any shares of capital stock received in respect thereof and (ii) upon exercise of the Warrants.

       "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

       "Founders" shall mean Allen H. Alley, Michael G. West, Kenneth Hunkins, Robert Y. Greenberg and Bradley A. Zenger.

       "Preferred Stock" shall mean the shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock held by the Investors listed on Exhibit A hereto and the Series D Convertible Preferred Stock held by the Purchasers.

       "Registration Expenses" shall mean the expenses so described in
Section 8.

       "Restricted Stock" shall mean (1) the Conversion Shares, excluding Conversion Shares that have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act, and (2) for purposes of Section 5 hereof, up to 5,000,000 shares of


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Common Stock held by the Founders, but excluding shares of Common Stock that have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, or (b) publicly sold pursuant to Rule 144 under the Securities Act.

       "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

       "Selling Expenses" shall mean the expenses so described in Section 8.

       "Warrants" shall mean those warrants to purchase Common Stock dated April 25, 1997 held by certain of the Investors.

       2. RESTRICTIVE LEGEND. Each certificate representing Preferred Stock, Conversion Shares or Restricted Stock shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

              "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933 and applicable state securities laws, or an opinion of counsel regarding the availability of an exemption from the registration provisions of the Securities Act of 1933 and applicable state securities laws."

A certificate shall not bear such legend if in the opinion of counsel reasonably satisfactory to the Company delivered in form reasonably satisfactory to the Company, the securities being sold thereby may be publicly sold without registration under the Securities Act.

       3. NOTICE OF PROPOSED TRANSFER. Prior to any proposed transfer of any Preferred Stock, Conversion Shares or Restricted Stock (other than under the circumstances described in Sections 4, 5 or 6), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company delivered in form reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer to one or more partners of the transferor (in the case of a transferor that is a partnership) or to an affiliated corporation (in the case of a transferor that is a corporation). Each certificate for Preferred Stock, Conversion Shares or Restricted Stock transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions


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provided for in this Section 3 shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

       4.     REQUIRED REGISTRATION.

              a. The holders of Restricted Stock (excluding the Founders) constituting at least 36.5 % of the total shares of Restricted Stock (excluding the Founders) then outstanding may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided that the shares of Restricted Stock for which registration has been requested shall constitute at least 18.2% of the total shares of Restricted Stock originally issued if such holder or holders shall request the registration of less than all shares of Restricted Stock then held by such holder or holders (or any lesser percentage if the reasonably anticipated aggregate price to the public of such public offering would exceed $5,000,000). For purposes of this
Section 4 and Sections 5, 6, 13(a) and 13(d), the term "Restricted Stock" shall be deemed to include the number of shares of Restricted Stock that would be issuable to a holder of Preferred Stock upon conversion of all Preferred Stock held by such holder at such time, provided, however, that the only securities that the Company shall be required to register pursuant hereto shall be shares of Common Stock.

              b. Following receipt of any notice under this Section 4, the Company shall immediately notify all holders of Restricted Stock (excluding the Founders) from whom notice has not been received and such holders shall then be entitled within 30 days thereafter to request the Company to include in the requested registration all or any portion of their shares of Restricted Stock. The Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in the notice from requesting holders described in paragraph (a) above, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the holders of a majority of the shares of Restricted Stock to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Restricted Stock pursuant to this Section 4 on two occasions only, PROVIDED, HOWEVER, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

              c. The Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this
Section 4 until the completion of the period of distribution of the registration contemplated thereby.


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              d.     If in the opinion of the managing underwriter the inclusion of all of the Restricted Stock requested to be registered under this Section would adversely affect the marketing of such shares, after any shares to be sold by the Company have been excluded, shares to be sold by the holders of Restricted Stock shall be excluded in such manner that the shares to be sold shall be allocated among the selling holders pro rata based on their ownership of Restricted Stock.

              e. Notwithstanding the foregoing, (1) the Company shall not be obligated to effect a registration pursuant to this Section 4 during the period starting with the date 60 days prior to the Company=s good faith estimated date of filing of, and ending on the date 180 days following the effective date of, a registration statement pertaining to an underwritten public offering of securities for account of the Company, provided the Company is at all times during such period diligently pursuing such registration; (2) the Company shall not be obligated to effect a registration pursuant to this Section 4 with respect to any Restricted Stock that at the time of the request for such registration, may be publicly sold by such holder of Restricted Stock under the provisions of Rule 144(k) of the Securities Act and (3) the Company shall have the right to defer initiation of any offering process for a single period of not more than ninety (90) days after receipt of the request of the holders of Restricted Stock requesting registration under this Section 4, if the Company shall furnish to such holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed, provided that such right to delay a request shall be exercised by the Company no more than once in any one-year period.

       5. PIGGYBACK REGISTRATION. If the Company at any time (other than pursuant to Section 4 or Section 6) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Restricted Stock), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock so registered. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (first pro rata among the Founders based upon the number of shares of Restricted Stock held by such Founders and next, pro rata among the requesting holders (excluding the Founders) based upon the number of shares of Restricted Stock held by such other requesting holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, provided, however, that such number of shares of Restricted Stock held by the Founders or such other requesting holders shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company, the Founders or such other requesting holders of Restricted Stock, provided, further, that in no event shall the number of shares of Restricted Stock included in the offering be reduced below twenty percent (20%) of the total number of shares of Common Stock included in such offering, unless the offering is the Company's initial public offering of the Company's securities in which


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case the number of shares of Restricted Stock to be included by the holders may be reduced or eliminated entirely as set forth above. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 5 without thereby incurring any liability to the holders of Restricted Stock.

       6. REGISTRATION ON FORM S-3. Subject to the limit of one registration hereunder in any 12 month period, if at any time (i) a holder or holders of Restricted Stock (excluding the Founders) then outstanding request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $500,000, and
(ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Company is required by this Section 6 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 4 (including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, that except as provided above there shall be no limitation on the number of registrations on Form S-3 that may be requested and obtained under this Section 6; and provided further, that the Company shall have the right to defer initiation of any filing of such a Form S-3 for a single period of not more than ninety (90) days after receipt of the request of the holders of Restricted Stock requesting registration under this Section 6, if the Company shall furnish to such holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed, provided that such right to delay a request shall be exercised by the Company no more than once in any one-year period.

       7. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Sections 4, 5 or 6 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

              a. prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

              b. prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

              c. furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and each such amendment and supplement thereto (in each case including all exhibits) and the prospectus included therein (including each preliminary prospectus) as such


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persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

              d. use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;
              e. use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

              f. immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Restricted Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

              g. if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, to such effect as reasonably may be requested by counsel for the underwriters, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

              h. make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

              i. cooperate with the selling holders of Restricted Stock and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Restricted Stock to be sold, such certificates to be in such denominations and registered in such names as such holders


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or the managing underwriters may request at least two business days prior to any sale of Restricted Stock; and

              j. permit any holder of Restricted Stock which holder reasonably believes, after consultation with its counsel, that it might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder after consultation with counsel, should be included.

       For purposes of Section 7(a) and 7(b) and of Section 4(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 120 days after the effective date thereof.

       In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information requested by the Company with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

       In connection with each registration pursuant to Sections 4, 5 or 6 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter(s) selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

       8. EXPENSES. All expenses incurred by the Company in complying with Sections 4, 5 and 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of any insurance which might be obtained, and fees and disbursements of one counsel for the sellers of Restricted Stock (which fees and disbursements of such counsel shall not exceed in the aggregate $15,000), but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses".

       The Company will pay all Registration Expenses in connection with each registration statement under Sections 4, 5 or 6. All Selling Expenses in connection with each registration statement under Sections 4, 5 or 6 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

       9.     INDEMNIFICATION.


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              a.     In the event of a registration of any of the Restricted
Stock under the Securities Act pursuant to Sections 4, 5 or 6, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, its partners, officers and directors, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, but excluding any untrue statement or alleged untrue statement in any preliminary prospectus which is effectively cured by a later amendment or supplement thereof (a "Registration Statement"); (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Restricted Stock under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"), (iii) the omission or alleged omission to state in a Registration Statement or a Blue Sky Application a material fact required to be stated in a Registration Statement or a Blue Sky Application or necessary to make the statements in a Registration Statement or a Blue Sky Application not misleading,
(iv) any violation by the Company or its agents of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, or (v) any failure to register or qualify the Restricted Stock in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on the seller=s behalf (provided that in such instance the Company shall not be so liable if it has undertaken its best efforts to so register or qualify the Restricted Stock) and will reimburse each such seller, and such officer and director, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any affiliate of such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

              b. In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4, 5 or 6, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each other seller of Restricted Stock, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, other seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or any Blue Sky Application or arise out of or are based upon the omission or alleged omission to state


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therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, other seller, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall be limited to the net proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

              c. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 9 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

              d. The indemnities provided in this Section 9 shall survive the transfer of any Restricted Stock by such holder.

              e. The obligations of the Company and each seller of Restricted Stock under this Section 9 shall survive completion of any offering of Restricted Stock in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

       10. CHANGES IN COMMON STOCK OR PREFERRED STOCK. If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges


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granted hereby shall continue with respect to the Common Stock or the
Preferred Stock as so changed.

       11. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

              a. make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act;

              b. use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

              c. furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

       12. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you as follows:

              a. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Fourth Amended and Restated Articles of Incorporation or Bylaws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

              b. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent, the indemnification provisions herein may be deemed not enforceable.

       13.    MISCELLANEOUS.

              a. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Stock or Restricted Stock), whether so expressed or not, provided, however, that registration rights conferred herein on the holders of Preferred Stock or Restricted Stock shall only inure to the benefit of a transferee of Preferred Stock or Restricted Stock if (i) there is transferred to such transferee at least 20% of the total shares of Restricted Stock originally issued to the holder to the direct or indirect transferor of such transferee or (ii) such transferee is a partner, shareholder or affiliate of a party hereto.

              b. All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, or telexed, in the case of non-U.S. residents, addressed as follows:

              if to the Company or a Purchaser, at the address of such party set forth on the signature pages hereto;

              if to any other holder of Preferred Stock or Restricted Stock, to it at such address as may be from time to time reflected in the stock books of the Company;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company in accordance with the provisions of this paragraph.

              c. This Agreement shall be construed and enforced in accordance with and governed by the Oregon Business Corporation Act as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Oregon.

              d. This Agreement may not be amended or modified, and no provision hereof may be waived, except by the written consent of the Company and the holders of at least a majority of the outstanding shares of Restricted Stock, which in every event must include the holders of at least 46% of the outstanding Conversion Shares. Notwithstanding the foregoing, no such amendment or modification shall be effective if and to the extent that such amendment or modification either (a) creates any additional affirmative obligations to be complied with by any or all of the Purchasers or (b) grants to any one or more Purchasers any rights more favorable than any rights granted to all other Purchasers or otherwise treats any one or more Purchasers differently than all other Purchasers unless the Company shall have received the written consent of all of the Purchasers.

              e. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              f. The obligations of the Company to register shares of Restricted Stock under Sections 4, 5 or 6 shall terminate five years after completion of an underwritten public offering of shares of Common Stock in which the net proceeds received by the Company shall be at least $10 million.

              g. If requested in writing by the underwriters, and only with respect to the initial underwritten public offering of securities of the Company, each holder of Restricted Stock who is a party to this Agreement shall agree not to sell publicly any shares of Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to such offering; provided, however, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement and all executive officers and directors of the Company shall also have agreed to enter into similar agreements. Without limiting the foregoing, it is expressly agreed that the provisions of this Section 13(g) shall not apply to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock acquired by a holder of Restricted Stock (other than a

Founder) directly from the underwriters in a registered public offering of the Company's securities or in an established trading market from any party other than the Company.

              h. The Company shall not grant to any third party any registration rights more favorable than any of those contained herein, so long as any of the registration rights under this Agreement remains in effect unless such grant is extended on the same terms to all holders of Restricted Stock.

              i. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein. This Agreement amends by superseding in its entirety that certain Second Amended Registration Rights Agreement dated as of May 28, 1999 by and among the Company, its Founders and the Investors, and becomes effective when signed by a majority in interest of the signatories of that agreement.

       Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between the Company and you.

                                                 Very truly yours,

Pixelworks, Inc. Address:                        PIXELWORKS, INC.

7700 S.W. Mohawk St.
Tualatin, Oregon 97062                           By:    /s/ Allen H. Alley
                                                    --------------------------
                                                 Name:      Allen H. Alley
                                                      ------------------------
                                                 Title:    President & CEO
                                                       -----------------------


AGREED TO AND ACCEPTED as of the date
first above written.

FOUNDERS:

/s/ Allen H. Alley                                 /s/ Michael G. West
-------------------------------                  -----------------------------
Allen H. Alley                                   Michael G. West

/s/ Kenneth Hunkins                                /s/ Robert Y. Greenberg
-------------------------------                  -----------------------------
Kenneth Hunkins                                  Robert Y. Greenberg

/s/ Bradley A. Zenger
------------------------------
Bradley A. Zenger


AGREED TO AND ACCEPTED as of the date
first above written.


        ANALOG DEVICES, INC.
       Purchaser Name (Print)

By: /s/ William A. Martin
   ---------------------------------------
Name:   William A. Martin
     -------------------------------------
Title:  Treasurer
      ------------------------------------

Address:  Three Technology Way
          Norwood, MA 02082
        ----------------------------------


SIGNATURE PAGE FOR PIXELWORKS, INC. THIRD AMENDED REGISTRATION RIGHTS
AGREEMENT

       Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between the Company and you.

                                                 Very truly yours,

Pixelworks, Inc. Address:                        PIXELWORKS, INC.

7700 S.W. Mohawk St.
Tualatin, Oregon 97062                           By:
                                                    --------------------------
                                                 Name:
                                                      ------------------------
                                                 Title:
                                                       -----------------------


AGREED TO AND ACCEPTED as of the date
first above written.

FOUNDERS:


-------------------------------                  -----------------------------
Allen H. Alley                                   Michael G. West


-------------------------------                  -----------------------------
Kenneth Hunkins                                  Robert Y. Greenberg


------------------------------
Bradley A. Zenger


AGREED TO AND ACCEPTED as of the date
first above written.


    SANYO NORTH AMERICA CORPORATION
       Purchaser Name (Print)

By: /s/ Hideki Yamagata
   ---------------------------------------
Name:   Hideki Yamagata
     -------------------------------------
Title:  Senior Vice President
      ------------------------------------

Address:  2055 Sanyo Avenue,
          San Diego, CA 92154
        ----------------------------------


SIGNATURE PAGE FOR PIXELWORKS, INC. THIRD AMENDED REGISTRATION RIGHTS
AGREEMENT

       Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between the Company and you.

                                                 Very truly yours,

Pixelworks, Inc. Address:                        PIXELWORKS, INC.

7700 S.W. Mohawk St.
Tualatin, Oregon 97062                           By:    /s/ Allen H. Alley
                                                    --------------------------
                                                 Name:      Allen H. Alley
                                                      ------------------------
                                                 Title:    President & CEO
                                                       -----------------------


AGREED TO AND ACCEPTED as of the date
first above written.

FOUNDERS:

/s/ Allen H. Alley                                 /s/ Michael G. West
-------------------------------                  -----------------------------
Allen H. Alley                                   Michael G. West

/s/ Kenneth Hunkins                                /s/ Robert Y. Greenberg
-------------------------------                  -----------------------------
Kenneth Hunkins                                  Robert Y. Greenberg


------------------------------
Bradley A. Zenger


AGREED TO AND ACCEPTED as of the date
first above written.


TOSHIBA AMERICA ELECTRONIC COMPONENTS, INC.
       Purchaser Name (Print)

By: /s/ Hideo Ito
   ---------------------------------------
Name:   Hideo Ito
     -------------------------------------
Title:  Chairman & CEO
      ------------------------------------

Address:  9775 Toledo Way
          Irvine, CA 92618
        ----------------------------------


SIGNATURE PAGE FOR PIXELWORKS, INC. THIRD AMENDED REGISTRATION RIGHTS
AGREEMENT

       Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between the Company and you.

                                                 Very truly yours,

Pixelworks, Inc. Address:                        PIXELWORKS, INC.

7700 S.W. Mohawk St.
Tualatin, Oregon 97062                           By:    /s/ Allen H. Alley
                                                    --------------------------
                                                 Name:      Allen H. Alley
                                                      ------------------------
                                                 Title:    President & CEO
                                                       -----------------------


AGREED TO AND ACCEPTED as of the date
first above written.

FOUNDERS:

/s/ Allen H. Alley                                 /s/ Michael G. West
-------------------------------                  -----------------------------
Allen H. Alley                                   Michael G. West

/s/ Kenneth Hunkins                                /s/ Robert Y. Greenberg
-------------------------------                  -----------------------------
Kenneth Hunkins                                  Robert Y. Greenberg


------------------------------
Bradley A. Zenger


AGREED TO AND ACCEPTED as of the date
first above written.


       SEIKO EPSON CORPORATION
       Purchaser Name (Print)

By: /s/ Katsuya Imaya
   ---------------------------------------
Name:   Katsuya Imaya
     -------------------------------------
Title:  Managing Director
      ------------------------------------

Address:  3-5, Onya 3-chome, Suwa-shi,
          Nagano-ken, 392-8502 Japan
        ----------------------------------


SIGNATURE PAGE FOR PIXELWORKS, INC. THIRD AMENDED REGISTRATION RIGHTS
AGREEMENT

       Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between the Company and you.

                                                 Very truly yours,

Pixelworks, Inc. Address:                        PIXELWORKS, INC.

7700 S.W. Mohawk St.
Tualatin, Oregon 97062                           By:
                                                    --------------------------
                                                 Name:
                                                      ------------------------
                                                 Title:
                                                       -----------------------


AGREED TO AND ACCEPTED as of the date
first above written.

FOUNDERS:


-------------------------------                  -----------------------------
Allen H. Alley                                   Michael G. West


-------------------------------                  -----------------------------
Kenneth Hunkins                                  Robert Y. Greenberg


------------------------------
Bradley A. Zenger


AGREED TO AND ACCEPTED as of the date
first above written.


       VIEWSONIC CORPORATION
       Purchaser Name (Print)

By: /s/ Jeremiah R. Kanaly
   ---------------------------------------
Name:   Jeremiah R. Kanaly
     -------------------------------------
Title:  Chief Financial Officer
      ------------------------------------

Address:  381 Brea Canyon Road
          Walnut, California 91789
        ----------------------------------


SIGNATURE PAGE FOR PIXELWORKS, INC. THIRD AMENDED REGISTRATION RIGHTS
AGREEMENT

       Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between the Company and you.

                                                 Very truly yours,

Pixelworks, Inc. Address:                        PIXELWORKS, INC.

7700 S.W. Mohawk St.
Tualatin, Oregon 97062                           By:    /s/ Allen H. Alley
                                                    --------------------------
                                                 Name:      Allen H. Alley
                                                      ------------------------
                                                 Title:    President & CEO
                                                       -----------------------


AGREED TO AND ACCEPTED as of the date
first above written.

FOUNDERS:

/s/ Allen H. Alley                                 /s/ Michael G. West
-------------------------------                  -----------------------------
Allen H. Alley                                   Michael G. West

/s/ Kenneth Hunkins                                /s/ Robert Y. Greenberg
-------------------------------                  -----------------------------
Kenneth Hunkins                                  Robert Y. Greenberg


------------------------------
Bradley A. Zenger


AGREED TO AND ACCEPTED as of the date
first above written.


     CPQ Holdings, Inc.
       Purchaser Name (Print)

By: /s/ Michael J. Winkler
   ---------------------------------------
Name:   Michael J. Winkler
     -------------------------------------
Title:  Vice President
      ------------------------------------

Address:  20555 SH 249
          Houston, TX 77070-2698
        ----------------------------------


SIGNATURE PAGE FOR PIXELWORKS, INC. THIRD AMENDED REGISTRATION RIGHTS
AGREEMENT

                                      EXHIBIT A

Battery Ventures IV, L.P.
Battery Investment Partners IV, LLC
 20 William Street
Wellesley, MA 02181
Attn: Oliver D. Curme

Enterprise Development Fund II
425 North Main Street
Ann Arbor, MI 48104
Attn: Mary L. Campbell

Sequoia Capital VII
Sequoia Technology Partners VII
SQP 1997
Sequoia 1997 LLC
Sequoia International Partners
Sequoia Capital Franchise Fund
Sequoia Capital Franchise Partners
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA 94025
Attn: Barbara Russell

Timark L.P.
c/o Frank Marshall
14585 Big Basin Way
Saratoga, CA 95070

Stanford University
2770 Sand Hill Road
Menlo Park, CA 94025
Attn: Carol Gilmer

Charter Growth Capital, L.P.
Charter Growth Capital Co-Investment
  Fund, L.P.
CGC Investors, L.P.
525 University Avenue, Suite 1400
Palo Alto, CA  94301
Attn: Kevin McQuillan